EXHIBIT 3(ii)

                     PENN ENGINEERING & MANUFACTURING CORP.

                                     BY-LAWS

                         AMENDED AS OF JANUARY 31, 2002

ARTICLE I - OFFICES

     1. The registered office of the Company shall be at such location in the State of Delaware as may be determined from time to time by the Board of Directors.

     2. The principal office of the Company shall be at such location within or without the State of Delaware as may be determined from time to time by the Board of Directors, and the Company may have offices at such other places within or without the State of Delaware as the Board of Directors may determine from time to time, or as the business of the Company may require.

ARTICLE II - SEAL

     3. The Corporate Seal shall have inscribed thereon the name of the Company, Penn Engineering & Manufacturing Corp., the year of its organization, 1942, and the words Corporate Seal, Delaware.

ARTICLE III - STOCKHOLDERS MEETINGS

     4. All meetings of the Stockholders shall be held at such place or places within or without the State of Delaware as the Board of Directors may determine from time to time or as shall be specified or fixed in the notice of the meeting or in a waiver of notice thereof.

     5. The Annual Meeting of Stockholders shall be held on such date and time as the Board of Directors may designate and as shall be specified in the Notice of the meeting or in a duly executed waiver of Notice thereof. In the absence of such a designation by the Board of Directors, the Annual Meeting of Stockholders shall be held during the month of May each year on a date to be determined from year-to-year by the Board of Directors. At the Annual Meeting of Stockholders, the Stockholders shall elect directors and transact such other business as may be properly brought before the meeting.

     6. Stockholder Proposals:

          (a) Stockholder Proposals Relating to Nominations for and Election of
Directors:

          (1) A Stockholder, whether or not entitled to vote in the election of directors, may nominate one or more candidates for election as a director by Stockholders at any meeting

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of Stockholders at which Directors are to be elected, or upon written consent without a meeting. Such proposal may only be made by notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Company to the attention of the Secretary of the Company at the principal office of the Company, within the time limits specified in this Section 6(a).

          (2) In the case of an annual meeting of Stockholders, any such written proposal of nomination must be received by the Secretary of the Company not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Company first mailed its proxy statement to Stockholders for the annual meeting of Stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Stockholders that is called for a date which is not within 30 calendar days before or after the first anniversary date of the annual meeting of Stockholders in the immediately preceding year, any such written proposal of nomination must be received by the Board of Directors within five business days after the earlier of the date the Company shall have mailed notice to its Stockholders that an annual meeting of Stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission, or otherwise publicly disseminated notice that an annual meeting of Stockholders will be held.

          (3) In the case of a special meeting of Stockholders, any such written proposal of nomination must be received by the Secretary of the Company within five business days after the earlier of the date that the Company shall have mailed notice to its Stockholders that a special meeting of Stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission, or otherwise publicly disseminated notice that a special meeting of Stockholders will be held.

          (4) In the case of Stockholder action by written consent with respect to the election by Stockholders of a candidate as director, the Stockholder seeking to have the Stockholders elect such candidate by written consent shall, by written notice to the Board of Directors, set forth the information prescribed in clause (5) of this Section 6(a) and request the Board of Directors to fix a record date for determining Stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

          (5) Such written proposal of nomination shall set forth (A) the name and address of the Stockholder who intends to make the nomination (the Nominating Stockholder), (B) the name, age, business address, and, if known, residence address of each person so proposed, (C) the principal occupation or employment for the past five years of each person so proposed, (D) the qualifications of the person so proposed, (E) the number of shares of capital stock of the Company beneficially owned within the meaning of Securities and Exchange

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Commission Rule 13d-1 by each person so proposed and the earliest date of acquisition of any such capital stock, (F) a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person's proposal for nomination and election as a director and actions to be proposed or taken by such person as a director, (G) the written consent of each person so proposed to serve as a director if nominated and elected as a Director, and (H) such other information regarding each such person as would be required under the proxy solicitation rules of the Securities and Exchange Company if proxies were to be solicited for the election as a Director of each person so proposed.

          (6) If a written proposal of nomination submitted to the Secretary of the Company fails, in the reasonable judgment of the Board of Directors or the Nominating Committee of the Board of Directors, to contain the information specified in clause (5) hereof or is otherwise deficient, the Secretary shall, as promptly as is practicable under the circumstances, provide written notice to the Nominating Stockholder of such failure or deficiency in the written proposal of nomination and such Nominating Stockholder shall have five business days from receipt of such notice to submit a revised written proposal of nomination that corrects such failure or deficiency in all material respects.

          (7) Nominations by a Stockholder of candidates for election to the Board of Directors by Stockholders or upon written consent without a meeting may be made only if the Stockholder complies with the procedures of this Section 6(a), and any candidate proposed by a Stockholder not nominated in accordance with such provisions shall not be considered or acted upon for election as a Director at such meeting of Stockholders.

          (b) Stockholder Proposals Relating to Matters Other Than Nominations for and Elections of Directors:

          (1) A Stockholder of the Company may bring a matter (other than a nomination of a candidate for election as a director which is covered by subsection (a) of this Section 6) (a Stockholder Matter) before a meeting of Stockholders or for action by written consent without a meeting only if such Stockholder Matter is a proper matter for Stockholder action and such Stockholder shall have provided notice in writing, delivered in person or by first class United States mail postage prepaid or by reputable overnight delivery service, to the Board of Directors of the Company to the attention of the Secretary of the Company at the principal office of the Company, within the time limits specified in this Section 6(b), provided, however, that a proposal submitted by a Stockholder for inclusion in the Company's Proxy Statement for an Annual Meeting that is appropriate for inclusion therein and otherwise complies with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, including timeliness, shall be deemed to have also been submitted on a timely basis pursuant to this Section 6(b).

          (2) In the case of an annual meeting of Stockholders, any such written notice of presentation of a Stockholder Matter must be received by the Board of Directors not less than 90 calendar days nor more than 120 calendar days before the first anniversary of the date on which the Company first mailed its proxy statement to Stockholders for the annual meeting of Stockholders in the immediately preceding year; provided, however, that in the case of an annual meeting of Stockholders that is called for a date which is not within 30 calendar days before or

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after the first anniversary date of the annual meeting of Stockholders in the immediately preceding year, any such written notice of presentation of a Stockholder Matter must be received by the Secretary of the Company within five business days after the earlier of the date the Company shall have mailed notice to its Stockholders that an annual meeting of Stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission or otherwise publicly disseminated notice that an annual meeting of Stockholders will be held.

          (3) In the case of a special meeting of Stockholders, any such written notice of presentation of a Stockholder Matter must be received by the Secretary of the Company within five business days after the earlier of the date the Company shall have mailed notice to its Stockholders that a special meeting of Stockholders will be held, issued a press release, filed a periodic report with the Securities and Exchange Commission, or otherwise publicly disseminated notice that a special meeting of Stockholders will be held.

          (4) In the case of Stockholder action by written consent, the Stockholder seeking to have the Stockholders authorize or take corporate action by written consent shall, by written notice to the Board of Directors, set forth the written proposal and request the Board of Directors to fix a record date for determining Stockholders entitled to consent to corporate action in writing without a meeting. The Board of Directors shall promptly, but in no event later than the tenth day after the date on which such notice is received, adopt a resolution fixing such record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date is fixed by the Board of Directors within such time period, such record date shall be determined in accordance with the provisions of Section 213(b) of the Delaware General Corporation Law, or any successor provision.

          (5) Such written notice of presentation of a matter shall set forth information regarding such Stockholder Matter equivalent to the information regarding such Stockholder Matter that would be required under the proxy solicitation rules of the Securities and Exchange Commission if proxies were solicited for Stockholder consideration of such matter at a meeting of Stockholders.

          (6) If a written notice of presentation of a matter submitted to the Board of Directors fails, in the reasonable judgment of the Board of Directors, to contain the information specified in clause five (5) hereof or is otherwise deficient, the Secretary of the Company shall, as promptly as is practicable under the circumstances, provide written notice to the Stockholder who submitted the written notice of presentation of a Stockholder Matter of such failure or deficiency in the written notice of presentation of a matter and such Stockholder shall have five business days from receipt of such notice to submit a revised written notice of presentation of a Stockholder Matter that corrects such failure or deficiency in all material respects.

          (7) Only Stockholder Matters submitted in accordance with the foregoing provisions of this Section 6(b) shall be eligible for presentation at such meeting of Stockholders, or for action by written consent without a meeting, and any Stockholder Matter not submitted to

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the Board of Directors in accordance with such provisions shall not be considered or acted upon at such meeting of Stockholders.

     7. The presence, in person or by proxy, at all meetings of Stockholders, of Stockholders entitled to vote a majority of the votes which all Stockholders are entitled to cast on the particular matter, shall constitute a quorum for the purpose of considering such matter, except as otherwise provided by law, by the Certificate of Incorporation, or by these By-laws. The Stockholders present, in person or by proxy, at a duly organized meeting, can continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum remaining at the meeting. If, however, a meeting of the Stockholders cannot be organized because a quorum has not attended, those Stockholders entitled to vote thereat, present in person or by proxy at the meeting, shall have the power to adjourn the meeting to such time as they may determine without notice other than announcement at the meeting, until a quorum shall be present.

     8. Except as otherwise provided by the Certificate of Incorporation, by statute or by these By-laws, at every Stockholders' meeting, every Stockholder entitled to vote thereat shall have the right to one vote for each share of stock having voting power standing in his name on the books of the Company on the record date fixed for the meeting. At each meeting of the Stockholders, every Stockholder entitled to vote thereat shall be entitled to vote in person or by proxy. Cumulative voting rights do not exist with respect to the election of directors. A Stockholder may authorize another person or persons to act for such Stockholder as proxy by any means authorized by the state of Delaware General Corporation Law and transmitted or delivered to the Secretary of the Company at the Meeting. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. No share shall be voted on at any meeting upon which any installment is due and unpaid. The original share ledger or transfer book or a duplicate thereof, kept at the principal office of the Company, shall be the only evidence of the right of the person named therein to vote thereon.

     9. Written notice of the Annual Meeting shall be mailed to each Stockholder entitled to vote thereat at such address as appears on the books of the Company not less than twenty nor more than sixty days prior to the meeting.

     10. In advance of any meeting of Stockholders, the Board of Directors may appoint inspectors of election who need not be Stockholders to act at such meeting or any adjournment thereof. If inspectors of election are not so appointed, the chairman of any such meeting may, and on the request of any Stockholder or his proxy shall, make the appointment at the meeting. There shall be an odd number of inspectors. On request of the chairman of the meeting, or of any Stockholder or his proxy, the inspector(s) shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them. No person who is a candidate for office shall act as a judge.

     11. Special meetings of the Stockholders for any purpose or purposes unless otherwise prescribed by the Certificate of Incorporation or by statute may be called at any time by the Chairman of the Board, the President, or a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed special meeting. Upon written request

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of any person or persons who have duly called a special meeting, it shall be the duty of the Chairman of the Board, the President, or the Secretary to fix the date of the meeting, to be held not less than ten nor more than sixty days after receipt of the request, and to give due notice thereof.

     12. Business transacted at all special meetings shall be confined to the subjects stated in the call.

     13. Written notice of a special meeting of Stockholders stating the time and place and object thereof shall be mailed, postage prepaid, to each Stockholder entitled to vote thereat at such address as appears on the books of the Company not less than ten nor more than sixty days before such meeting unless a greater period of notice is required by statute in a particular case.

     14. The officer or agent having charge of the transfer books shall make, at least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, with the address of and the number of shares registered in the name of each Stockholder, which list shall be subject to inspection by any Stockholder at any time during normal business hours at the registered office of the Company for a period of at least ten days prior to the meeting. Such list shall also be available during said ten day period at a place in the city where the meeting is to be held and shall be subject to the inspection of any Stockholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof, shall be the only evidence as to who are the Stockholders entitled to examine such list or share ledger or transfer book or to vote in person or by proxy at any meeting of Stockholders.

     15. Whenever the vote of Stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Certificate of Incorporation, the meeting and vote of Stockholders may be dispensed with, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Secretary of the Company at its principal place of business.

ARTICLE IV - DIRECTORS

     16. (a) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors. The number of directors shall be determined by the Board of Directors from time to time, but shall not be fewer than three nor more than twelve. No person who is 70 years of age or older shall be eligible for election or re-election as a director unless that person is then serving as the Company's Chief Executive Officer. Any current director of the Company who is 70 years of age or older and any person elected as a director who becomes 70 years of age during his or her term of office as a director may continue to serve as a director until the expiration of the term for which he or she was elected.


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          (b) The Directors shall be divided into three classes, Class A, Class
B, and Class C, and each class shall at all times be as nearly equal in number as possible. At each Annual Meeting of Stockholders, the successors to the class of directors whose term shall expire in that year shall be elected to hold office for a term expiring at the third succeeding Annual Meeting of Stockholders and when their successors shall be duly elected so that the term of one class of Directors shall expire on each year. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled only by the Board of Directors, acting by vote of 80% of the directors then in office, although less than a quorum. The term of office of any director so chosen shall expire at the next Annual Meeting of Stockholders at which time members of the class for which such director are to be elected and when his/her respective successor shall be duly elected. No increase in the number of directors shall shorten the term of any incumbent Director.

          (c) Notwithstanding any other provisions of the By-laws of the Company, and notwithstanding the fact that some lesser percentage may be specified by law, or by the By-laws of the Company, any one or more directors of the Company may be removed at any time, but only for cause and only by either
(1) the affirmative vote of a majority of the Continuing Directors (as defined in the Company's Certificate of Incorporation) and the affirmative vote of a majority of the Board of Directors or (2) the affirmative vote, at a meeting of the Stockholders called for that purpose, of the holders of 80% or more of the outstanding Common Stock of the Company.

          (d) Notwithstanding any other provisions of the By-laws of the Company, this Section 15 of Article IV of the By-laws shall not be amended, altered, changed or repealed without the affirmative vote of a majority of the Board of Directors and the affirmative vote of 80% of the Continuing Directors (as defined in the Company's Certificate Of Incorporation).

     17. In addition to the Powers and Authorities by these by-laws expressly conferred upon them, the Board may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the Stockholders.

     18. Meetings of the Board of Directors may be held at such place within or without the State of Delaware as a majority of the Directors may from time to time determine, or as may be designated in the Notice calling the meeting.

     19. Each newly elected Board may meet at such place and time as shall be fixed by the Stockholders at the meeting at which such Directors are elected and notice shall not be necessary to the newly elected Directors in order legally to constitute the meeting, or they may meet at such place and time as may be fixed by the consent in writing of all the Directors.

     20. Regular meetings of the Board of Directors shall be held at the call of the Chairman of the Board or the President at such time and place within or without the State of Delaware as the Board, the Chairman of the Board, or the President may designate.

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     21. Special meetings of the Board of Directors may be called by the
Chairman of the Board or the President on one day's notice to each Director, either personally, by mail, FAX, or by any other electronic means, and special meetings shall be called by the Chairman of the Board, the President, or the Secretary in like manner and on like notice on the written request of any two Directors.

     22. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business and the acts of a majority of the Directors present at a meeting at which a quorum is present, provided that at least three of the Directors present are outside directors, shall be the acts of the Board of Directors, except as may be otherwise specifically provided by statute or the Certificate of Incorporation.

     23. Such meetings may take place in person, via telephone conference call, video conferencing, or similar communications by means of which all persons participating in the meeting shall hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting. When a meeting is held via telephone conference call, a role call will be taken, to determine if a quorum of Directors is present.

     24. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors, a fixed sum, expenses of attendance for any regular or special meeting of the Board of Directors, retainers, stock options, and/or meeting fees may be authorized and paid to Directors, provided that nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

     25. Unless otherwise restricted by the Certificate of Incorporation or by these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action, a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or of the committee.

     26. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the Directors of the Company, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal of the Company to be affixed to all papers which may require it; provided, in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

     27. Each committee shall keep regular Minutes of its meetings and report the same to the Board of Directors.


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ARTICLE V - OFFICERS

     28. The Executive Officers of the Company shall be chosen by the Directors and shall be a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, and a Treasurer. The Board of Directors may also choose such additional Vice Presidents, Assistant Secretaries, Assistant Treasurers, a Corporate Controller, and such other officers and agents as it shall deem necessary, who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors. Any two or more offices may be held by the same person except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

     29. The salaries of all officers of the Company shall be fixed by the Board of Directors, provided that the Board of Directors may, by resolution, authorize the Chairman of the Board to fix the salaries of all officers except that of the Chairman of the Board.

     30. The officers and assistant officers of the Company shall hold office at the pleasure of the Board of Directors. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. The Board may authorize the Company to enter into employment contracts with its officers and assistant officers for fixed periods of time, and the provision herein that officers and assistant officers shall serve at the pleasure of the Board shall be without prejudice to the contract rights, if any, of the officers and assistant officers under such contract.

     31. The Chairman of the Board of Directors, who may be the Chief Executive Officer of the Company, is charged with policy responsibilities, and may preside at all meetings of the Stockholders and Directors.

     32. The President shall be the Chief Operating Officer of the Company, and shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board of Directors are carried into effect, subject, however, to the right of the Directors to delegate any specific powers, except such as may be by statute exclusively conferred on the President, to any other officer or officers of the Company. Either the Chairman of the Board or the President may execute bonds, mortgages, and other contracts requiring a seal under the seal of the Company, except where required or permitted by statute to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. At the request of the Chairman, the President shall preside at any meetings of Stockholders or Directors. The Chairman and/or the President shall have the right to attend all committee meetings, but shall not be deemed to be members of those committees.

     33. The President, in the absence or disability of the Chairman, shall perform the duties and exercise the powers of the Chairman and shall perform such other duties and have such other powers as the Board of Directors may, from time to time, prescribe. Conversely, in the absence or disability of the President, the Chairman will, in addition to his/her normal duties, assume the duties of the President.


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     34. The Secretary shall attend all sessions of the Board and all meetings of the Stockholders and act as clerk thereof, and record all the votes of the Company and the minutes of all its transactions in a book to be kept for that purpose, and shall perform like duties for all committees of the Board of Directors when required. In the Secretary's absence, an acting Secretary may be selected by the Chairman of the meeting. The Secretary shall give or cause to be given notice of all meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors. The Secretary shall keep in safe custody the corporate seal of the Company and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

     35. The Assistant Secretaries, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may, from time to time, prescribe.

     36. The Vice President-Finance shall be the Chief Financial Officer of the Company, and as such have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall keep the moneys of the Company in a separate account to the credit of the Company. He/she shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Directors, at a regular meeting of the Board, or whenever they may require it, an account of the transactions made as Vice President - Finance and of the financial condition of the Company.

     37. If required by the Board of Directors, the Vice President-Finance shall give the Company a bond, which shall be renewed every six years, in such sum and with such surety or sureties as shall be satisfactory to the Board for faithful performance of the duties of his/her office and for the restoration to the Company, in the case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his/her possession or under his/her control belonging to the Company.

     38. The Corporate Controller shall have responsibility for the preparation of financial statements, tax returns and budgets, for disbursement of payroll and accounts payable and for managing and reporting on costs of operations. The Corporate Controller shall perform such other duties as the Board of Directors may, from time to time, prescribe.

     39. The Treasurer shall have responsibility for cash management, shall supervise credit and collections, and shall perform such other duties as the Board of Directors may, from time to time, prescribe.

     40. If the office of the Vice President-Finance becomes vacant for any reason, the Corporate Controller or Treasurer shall, upon the recommendation of the Chairman and the President, and with the approval of the Board of Directors, perform the duties and exercise the powers of the Vice President-Finance and shall perform such other duties as the Board of Directors may, from time to time, prescribe.

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     41. The Assistant Controllers and Assistant Treasurers, in the order of their seniority, in the absence of the Corporate Controller or Treasurer, respectively, shall perform the duties and exercise the powers of the Corporate Controller or Treasurer and shall perform such other duties as the Board of Directors may, from time to time, prescribe.

     42. If the office of any officer or agent, one or more, becomes vacant for any reason, the Board of Directors, with the recommendation of the Chairman of the Board and/or the President, may choose a successor or successors, who shall hold office at the pleasure of the Board of Directors.

ARTICLE VI - CORPORATE RECORDS

     43. There shall be kept by the Company records of the proceedings of the Stockholders and of the Directors, a share register giving the names of the Stockholders in alphabetical order and showing their respective addresses, the number and classes of shares held by each, the number and date of certificates issued for each share, and the number and date of cancellation, and where appropriate, complete and accurate books or records of account.

     44. Every Stockholder shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the share register and records of the proceedings of the Stockholders, and make extracts therefrom.

ARTICLE VII - CAPITAL STOCK

     45. The share certificates of the Company shall be numbered and registered in a share register of the Company as they are issued. They shall be signed by the Chairman, President, or Vice President, and Secretary or Assistant Secretary, or Treasurer or Assistant Treasurer, and shall bear the corporation seal. Such signature may be in facsimile to the extent permitted by law.

     46. Upon surrender of the Company or its Transfer Agent of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Company shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

     47. In order that the Company may determine the Stockholders entitled to notice of or to vote at any meeting of Stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of Stockholders of record entitled to notice of or to vote at a meeting of Stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


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     48. Any person claiming a share certificate to be lost or destroyed shall make an affidavit or affirmation of the fact and advertise the same in such manner, if at all, as the President or the Treasurer may require, and unless otherwise determined by the President or the Treasurer, shall give the Company a bond of indemnity with sufficient surety to protect the Company or any person injured by the issue of a new certificate from any liability or expense which it or they may incur by reason of the original certificate remaining outstanding, whereupon the President or the Treasurer may by written order to the Transfer Agent direct the issuance of a new certificate of the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

     49. There may be set aside out of the net profits of the Company such sum or sums as the Directors from time to time in their absolute discretion think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Company, or for such other purpose as the Directors shall think conclusive to the interest of the Company, and the Directors may abolish any such reserve in the manner in which it was created.

ARTICLE VIII - INDEMNIFICATION

     50. As used in this By-law, the term Corporation means Penn Engineering & Manufacturing Corp. and the term pertinent corporation means the Corporation and any other partnership, joint venture, trust, or other enterprise of which the person is or was a director, officer, employee or agent at the request of the Corporation.

          (a) The Corporation shall indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the pertinent corporation) by reason of the fact that he/she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liabilities and losses (including attorneys' fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit, or proceeding if he/she acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he/she reasonably believed to be in or not opposed to the best interests of the pertinent corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his/her conduct was unlawful.

          (b) The Corporation shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the pertinent corporation to procure a judgment in its favor by reason of the fact that he/she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, or

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other enterprise, against all expenses, liabilities and losses (including attorneys' fees) actually and reasonably incurred by them in connection with such action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the pertinent corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the pertinent corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

          (c) To the extent that a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in sections (a) or (b) of this By-law, or in defense of any claim, issue or matter therein, he/she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him/her in connection therewith.

          (d) Any indemnification under sections (a) or (b) of this By-law (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the director or officer is proper in the circumstances because he/she has met the applicable standards of conduct set forth in said sections (a) and (b). Such determination shall be made (1) by the Board of Directors of the Corporation by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel (who may be regular counsel for the Corporation or the pertinent corporation) in a written opinion or (3) by the stockholders of the Corporation.

          (e) Expenses incurred by any person who may have a right of indemnification under this By-law in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he/she is not entitled to be indemnified by the Corporation pursuant to this By-law.

          (f) The indemnification and advancement of expenses provided by, or granted pursuant to, this By-law are in addition to and independent of and shall not be deemed exclusive of any other rights to which any person may be entitled under any certificate of incorporation, articles of incorporation, articles of association, By-law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of heirs, executors and administrators of such a person; provided, that any indemnification realized other than under this By-law shall apply as a credit against any indemnification provided by this By-law. The right to indemnification conferred in this Article VIII shall be a contract right.

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          (g) The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him/her and incurred by him/her in any such capacity, or arising out of his/her status as such, whether or not the Corporation would have the power to indemnify him/her against such liability under the provisions of this By-law or of applicable law, if and whenever the Board of Directors of the Corporation deems it to be in the best interests of the Corporation to do so.

          (h) For the purposes of this By-law and indemnification hereunder, any person who is or was a director or officer of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors of such other corporation shall be conclusively presumed to be serving or to have served as such director or officer at the request of the Corporation.

          (i) The Corporation may provide indemnification under this By-law to any employee or agent of the Corporation or of any other corporation of which the Corporation owns or controls or at the time owned or controlled directly or indirectly a majority of the shares of stock entitled to vote for election of directors or to any director, officer, employee, or agent of any other corporation, partnership, joint venture, trust, or other enterprise in which the Corporation has or at the time had an interest as an owner, creditor, or otherwise, if and whenever the Board of Directors of the Corporation deems it in the best interest of the Corporation to do so.

          (j) The Corporation may, to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted to the Corporation to provide prior to such amendment) indemnify any and all persons whom the Corporation shall have power to indemnify under said law from and against any and all of the expenses, liabilities or other matters referred to in or covered by said law, if and whenever the Board of Directors of the Corporation deems it to be in the best interest of the Corporation to do so.

          (k) If a claim under this Article VIII is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action, other than an action brought to enforce a claim for expense incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required has been tendered to the Corporation, that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation, including its Board of Directors, independent legal counsel, or its stockholders, to have made a determination prior to the commencement of such action that

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indemnification of the claimant is proper in the circumstances because he/she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation, including its Board of Directors, independent legal counsel, or its stockholders, that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

ARTICLE IX - ANNUAL STATEMENT

     51. The Chairman of the Board, the President, and the Board of Directors shall present at each Annual Meeting a full and complete audited financial statement of the business and affairs of the Company for the preceding year. Such statement shall be distributed to the Stockholders of the Company at or before each Annual Meeting.

ARTICLE X - MISCELLANEOUS PROVISIONS

     52. All checks or demands for money and notes of the Company shall be signed by such officer, officers, employees, agents or other persons as the Board of Directors may from time to time designate, either by hand or by facsimile signature.

     53. The fiscal year of the Company shall be the calendar year.

     54. Whenever written notice is required to be given to any person, it may be given to such person, either personally, or by sending a copy thereof through the mail, or by telegram, telephone, facsimile, E-mail, or other electronic means, to his/her address appearing on the books of the Company or supplied by him/her to the Company for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office for transmission to such person. By any such means, such notice shall specify the place, day and hour of the meeting, and in the case of a special meeting, the purpose of the meeting.

     55. Whenever any written notice is required by statute or by the Certificate of Incorporation or By-laws of the Company, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting, neither the business to be transacted at, nor the purpose of, the meeting need be specified in the waiver of notice of such meeting. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

ARTICLE XI - AMENDMENTS

     56. These By-laws may be altered, amended, or revoked by the affirmative vote of a majority of the Board of Directors at any regular or special meeting duly convened, provided notice of such proposed alteration, amendment, or revocation be included in the Notice of the Meeting.

     57. These By-laws may be altered, amended, or revoked at any regular or special meeting of the Stockholders by the affirmative vote of a majority of the stock entitled to vote thereat, provided notice of such proposed alteration, amendment, or revocation be included in the Notice of the Meeting.

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